Exhibit 10.3

AGREEMENT TO WAIVE
CERTAIN RIGHTS UNDER
THE ADMINISTRATION AGREEMENT
DATED AS OF MARCH 21, 2010
BY AND BETWEEN
GSC INVESTMENT CORP
AND
GSCP (NJ), L.P.

This AGREEMENT TO WAIVE CERTAIN RIGHTS UNDER THE ADMINISTRATION AGREEMENT (the “Agreement”), dated as of March 21, 2010 by and between GSC Investment Corp., a Maryland corporation (“GNV”) and GSCP (NJ), L.P., a Delaware limited partnership (“GSCP” and, together with GNV, the “Parties”).   Capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Administration Agreement.

WHEREAS, the Parties entered into the Administration Agreement, dated as of March 21, 2007 (the “Administration Agreement”) whereby GSCP agreed to provide certain administrative services to GNV in the manner and on the terms set forth therein; and

WHEREAS, in return for such administrative services, GNV is obligated to reimburse the Company on the terms set forth in Section 4 of the Administration Agreement;

WHEREAS, the Parties agreed to renew the Administration Agreement for a one year term expiring March 21, 2011 (the “Renewal Term”);

WHEREAS, GNV wishes to waive its right to reimbursement under the terms set forth below;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereby agree as follows:

Section 1.  Condition to Reimbursement.  The Administrator hereby agrees that, until the earlier to occur of (i) the expiration of the Renewal Term of the Administration Agreement and (ii) such time as the total assets of the Company (as computed in accordance with GAAP) exceed $500 million, the Administrator shall irrevocably waive its right to any and all reimbursements the Company is obligated to pay to it under Section 4 of the Administration Agreement.  From and after the earlier to occur of (i) the expiration of the Renewal Term of the Administration Agreement and (ii) such time as the total assets of the Company (as computed in accordance with GAAP) exceed $500 million, the Company shall reimburse the Administrator as otherwise set forth in Section 4 of the Administration Agreement.

Section 2.  Governing Law.  This Agreement is made and shall be governed and construed in all respects in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

GSC INVESTMENT CORP.

By:	/s/ Seth Katzenstein
	Name:	Seth Katzenstein
	Title:	Chief Executive Officer and President

GSCP (NJ), L.P.

By:	GSCP (NJ), Inc., its general partner

By:	/s/ Eric Rubenfeld
	Name:	Eric Rubenfeld
	Title:	Senior Managing Director, General Counsel and Secretary